UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.    Termination of a Material Definitive Agreement.

On July 19, 2019, Mallinckrodt Securitization S.à r.l. (the “Issuer”), a wholly owned special purpose subsidiary of Mallinckrodt plc (“Mallinckrodt” or the “Company”), repaid $200,000,000 of outstanding obligations under the Amended and Restated Note Purchase Agreement, dated as of July 28, 2017 (as amended, the “Note Purchase Agreement”), among the Issuer, the persons from time to time party thereto as purchasers, PNC Bank, National Association, as administrative agent, and Mallinckrodt LLC, a wholly owned subsidiary of the Company, as initial servicer.

Upon payment in full of such outstanding obligations under the Note Purchase Agreement, the $250,000,000 receivables securitization program was automatically terminated (including (i) the Note Purchase Agreement, (ii) the Amended and Restated Purchase and Sale Agreement, dated as of July 28, 2017 (as amended, the “Purchase and Sale Agreement”), among certain wholly owned subsidiaries of the Company, the Servicer, and the Issuer, (iii) the Sale Agreements (together, the “Sale Agreements”), between Mallinckrodt LLC and certain subsidiaries of the Company and (iv) all agreements and documents entered into in connection therewith, and all security interests, liens or other rights securing the receivables securitization program were automatically released and terminated. Certain indemnification and other obligations in the Note Purchase Agreement, the Purchase and Sale Agreement, the Sale Agreements and the documents related thereto, which by their terms expressly survive termination of such documents, will survive the termination of the Issuer’s receivables securitization program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	July 22, 2019	By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President and Chief Financial Officer (principal financial officer)